Exhibit 32.1

Written Statement
Pursuant To
18 U.S.C. Section 1350

In connection with the Quarterly Report of Nexeo Solutions Holdings, LLC. (the “Company”) on Form 10-Q for the period ended March 31, 2015, as filed with the Securities and Exchange Commission on May 15, 2015 (the “Report”), the undersigned, David A. Bradley, Chief Executive Officer, Nexeo Solutions Holdings, LLC, managing member, and Ross J. Crane, Chief Financial Officer, Nexeo Solutions Holdings, LLC, managing member, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(a)	the Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2015	By:	/s/ David A. Bradley
	Name:	David A. Bradley
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: May 15, 2015	By:	/s/ Ross J. Crane
	Name:	Ross J. Crane
	Title:	Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Nexeo Solutions Holdings, LLC and will be retained by Nexeo Solutions Holdings, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.